Exhibit 99.1

Contacts:	Robert Jaffe/Evan Pondel
PondelWilkinson Inc.
(310) 279-5980

LANNETT REPORTS FISCAL 2010 THIRD QUARTER FINANCIAL RESULTS

Philadelphia, PA — May 12, 2010 — Lannett Company, Inc. (NYSE AMEX: LCI) today reported financial results for the fiscal 2010 third quarter and nine months ended March 31, 2010.

For the third quarter of fiscal 2010, net sales increased to $31.3 million compared with $28.8 million for the third quarter of fiscal 2009.  Gross profit was $10.4 million compared with $11.6 million for the same period in the prior year.  Research and development (R&D) expenses increased to $3.4 million from $2.0 million in the 2009 fiscal third quarter.  Selling, general and administrative (SG&A) expenses decreased to $4.4 million from $7.5 million in the same quarter of the prior year.  Operating income was $2.7 million compared with $2.2 million in the fiscal 2009 third quarter.  Net income was $2.1 million, or $0.08 per diluted share, compared with $1.3 million, or $0.05 per diluted share, for the prior year third quarter.

“Strong sales of our pain management drugs combined with certain base business pharmaceutical products drove our topline growth,” said Arthur Bedrosian, president and chief executive officer of Lannett.  “Due to the growth in sales of our pain management products, our subsidiary, Cody Laboratories, was profitable for the third quarter of fiscal year 2010.  We expect Cody to be profitable for the foreseeable future.”

Bedrosian added that SG&A expenses in fiscal 2009 included professional fees related to the patent challenge with KV Pharmaceuticals of $2.5 million and $5.7 million for the third quarter and nine month period, respectively.  Last year’s financial results also include $452,000 of severance costs related to an executive who is no longer with the company.

In the fiscal 2010 third quarter, the company reached a settlement with the IRS related to its review of the federal income tax return for fiscal 2008.  As a result of the settlement, the company recorded a refund receivable totaling approximately $418,000 and reduced its liability for unrecognized tax benefits by approximately $216,000.  Accordingly, the effective tax rate for the three months ended March 31, 2010 was approximately 20%.  The company expects its overall effective tax rate will be approximately 40% to 42% for the full year ended June 30, 2010.

For the first nine months of fiscal 2010, net sales increased to $91.4 million from $83.6 million for the comparable period of fiscal 2009.  Gross profit was $30.0 million compared with $31.6 million for the same period in the prior year.  R&D expenses increased to $9.1 million from $5.7 million in the first nine months of fiscal 2009.  SG&A expenses decreased to $12.2 million from $19.1 million in the same period of the prior year.  Net income grew to $5.0 million, or $0.20 per diluted share, from $4.1 million, or $0.17 per diluted share, for the first nine months of the prior year.

Conference Call Information and Forward-Looking Statements

On Wednesday, May 12, 2010, the company will host a conference call at 4:30 p.m. ET to review its results of operations for the third quarter ended March 31, 2010.  The conference call will be available to interested parties by dialing 800-446-2782 from the U.S. or Canada, or 847-413-3235 from international locations, passcode 26929489.  The conference call will also be available through a live audio Internet broadcast at www.lannett.com.  The call will be archived and accessible at this site for approximately two weeks.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance and regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of indications.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, investing in R&D to add to the company’s growing product offering and further diversify its portfolio, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

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FINANCIAL TABLES FOLLOW

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Nine months ended
	March 31,		March 31,
	2010	2009	2010	2009

Net sales	$31,266,224	$28,761,316	$91,417,926	$83,553,341
Cost of sales	20,190,460	16,564,244	59,095,559	50,396,809
Amortization of intangible assets	448,667	446,167	1,346,000	1,338,500
Product royalties	229,827	143,877	967,889	186,874

Gross profit	10,397,270	11,607,028	30,008,478	31,631,158

Research and development expenses	3,352,173	1,981,338	9,110,126	5,685,168
Selling, general, and administrative expenses	4,392,593	7,491,583	12,205,145	19,116,199
Gain on sale of assets	(19,394)	(38,472)	(19,629)	(60,481)

Operating income	2,671,898	2,172,579	8,712,836	6,890,272

Other income (expense):
Foreign currency gain	2,050	—	2,758	—
Interest income	5,168	77,954	49,451	215,604
Interest expense	(49,528)	(75,417)	(204,032)	(259,057)
	(42,310)	2,537	(151,823)	(43,453)

Income before income tax expense	2,629,588	2,175,116	8,561,013	6,846,819
Income tax expense	527,327	851,310	3,524,973	2,696,733
Consolidated net income	2,102,261	1,323,806	5,036,040	4,150,086
Less net income from noncontrolling interest	(9,407)	(9,324)	(31,224)	(36,377)

Net income attributable to Lannett Company, Inc.	$2,092,854	$1,314,482	$5,004,816	$4,113,709

Earnings per common share - Lannett Company, Inc.:
Basic	$0.08	$0.05	$0.20	$0.17
Diluted	$0.08	$0.05	$0.20	$0.17

Weighted average number of shares outstanding:
Basic	24,849,745	24,502,629	24,697,669	24,424,187
Diluted	25,286,331	24,756,041	25,171,750	24,524,822

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 31, 2010	June 30, 2009

ASSETS
Current Assets
Cash and cash equivalents	$18,724,120	$25,832,456
Investment securities - available for sale	735,866	347,921
Trade accounts receivable (net of allowance of $130,291 and $132,000, respectively)	36,351,222	29,945,748
Inventories, net	19,224,205	16,195,361
Interest receivable	10,373	90,425
Prepaid taxes	777,254	—
Deferred tax assets	4,402,216	4,296,929
Other current assets	2,325,475	602,335
Total Current Assets	82,550,731	77,311,175

Property, plant and equipment	47,455,902	41,431,158
Less accumulated depreciation	(20,587,319)	(18,533,773)
	26,868,583	22,897,385

Construction in progress	3,289,394	591,685
Investment securities - available for sale	397,164	801,748
Intangible assets (product rights) - net of accumulated amortization	8,243,652	9,118,710
Deferred tax assets	12,346,852	13,757,545
Other assets	156,913	98,873
Total Assets	$133,853,289	$124,577,121

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Accounts payable	$17,744,719	$16,805,468
Accrued expenses	2,664,225	1,842,434
Accrued payroll and payroll related	3,978,104	5,150,104
Income taxes payable	—	711,073
Current portion of long-term debt	4,862,141	435,386
Rebates, chargebacks and returns payable	15,488,545	13,734,540
Total Current Liabilities	44,737,734	38,679,005

Long-term debt, less current portion	3,025,377	7,703,382
Unearned grant funds	500,000	500,000
Other long-term liabilities	8,972	47,111
Total Liabilities	48,272,083	46,929,498
Commitment and Contingencies

SHAREHOLDERS’ EQUITY
Common stock - authorized 50,000,000 shares, par value $0.001; issued and outstanding, 24,865,931 and 24,517,696 shares, respectively	24,866	24,518
Additional paid in capital	79,302,749	76,250,309
Retained earnings	6,748,381	1,743,565
Noncontrolling interest	124,878	93,654
Accumulated other comprehensive (loss) income	(7,572)	24,751
	86,193,302	78,136,797
Less: Treasury stock at cost - 101,309 and 82,228 shares, respectively	(612,096)	(489,174)
TOTAL SHAREHOLDERS’ EQUITY	85,581,206	77,647,623

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$133,853,289	$124,577,121